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Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
OF IKANOS COMMUNICATIONS, INC.
A DELAWARE CORPORATION
AND
IKANOS COMMUNICATIONS
A CALIFORNIA CORPORATION

        THIS AGREEMENT AND PLAN OF MERGER dated as of August     , 2004, (this "Agreement") is between Ikanos Communications, Inc., a Delaware corporation ("Ikanos Delaware") and Ikanos Communications, a California corporation ("Ikanos California"). Ikanos Delaware and Ikanos California are sometimes referred to herein as the "Constituent Corporations."

R E C I T A L S

        A.    Ikanos Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 990,124,000 shares, 800,000,000 of which are designated "Common Stock", $0.001 par value and 190,124,000 of which are designated "Preferred Stock", $0.001 par value. Of such authorized shares of Preferred Stock, 4,167,000 shares are designated "Series A Preferred Stock", 8,223,000 shares are designated "Series B Preferred Stock", 45,300,000 shares are designated "Series C Preferred Stock", 104,000,000 shares are designated "Series D Preferred Stock", and 28,434,000 shares are designated "Series E Preferred Stock". As of the date of this Agreement, 1,000 shares of Common Stock are issued and outstanding, all of which were held by Ikanos California. No shares of Preferred Stock are outstanding.

        B.    Ikanos California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 437,574,000 shares, 247,450,000 of which are designated "Common Stock", no par value and 190,124,000 of which are designated "Preferred Stock", no par value. Of such authorized shares of Preferred Stock, 4,167,000 shares are designated "Series A Preferred Stock", 8,223,000 shares are designated "Series B Preferred Stock", 45,300,000 shares are designated "Series C Preferred Stock", 104,000,000 shares are designated "Series D Preferred Stock", and 28,434,000 shares are designated "Series E Preferred Stock". As of the record date of the consent of shareholders at which this Agreement was approved, there were issued and outstanding 23,465,860 shares of Common Stock, 4,166,665 shares of Series A Preferred Stock, 8,146,260 shares of Series B Preferred Stock, 41,552,039 shares of Series C Preferred Stock, 104,000,000 shares of Series D Preferred Stock and 25,015,533 shares of Series E Preferred Stock.

        C.    The Board of Directors of Ikanos California has determined that, for the purpose of effecting the reincorporation of Ikanos California in the State of Delaware, it is advisable and in the best interests of Ikanos California that Ikanos California merge with and into Ikanos Delaware upon the terms and conditions herein provided.

        D.    The Board of Directors of Ikanos Delaware has determined that it is advisable and in the best interests of Ikanos Delaware that Ikanos California merge with and into Ikanos Delaware upon the terms and conditions herein provided.

        E.    The respective Boards of Directors of Ikanos Delaware and Ikanos California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders or shareholders, as the case may be, and executed by the undersigned officers.

        F.     The Merger (as defined below) is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Ikanos Delaware and Ikanos California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

        1.1    Merger.    In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Ikanos California shall be merged with and into Ikanos Delaware (the "Merger"), the separate existence of Ikanos California shall cease and Ikanos Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Ikanos Communications, Inc.

        1.2    Filing and Effectiveness.    The Merger shall be completed when the following actions shall have been completed:

          (a)   This Agreement and Plan of Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law on and the California General Corporation Law;

          (b)   All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c)   An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with and accepted by the Secretary of State of the State of Delaware;

          (d)   An executed Agreement and Plan of Merger meeting the requirements of the California Corporations Code shall have been filed with and accepted by the Secretary of State of the State of California; and

          (e)   A permit pursuant to Section 25121 of the California General Corporation Law shall have been issued by the California Department of Corporations.

        Pursuant to Section 252 of the Delaware General Corporation Law and Section 1108 of the California Corporations Code and the terms of this Section 1.2, the date and time when the Merger shall become effective, provided that subsections (a), (b), (c), (d) and (e) of this Section 1.2 are satisfied, shall be                        , 2004, herein called the "Effective Date of the Merger."

        1.3    Effect of the Merger.    Upon the Effective Date of the Merger, the separate existence of Ikanos California shall cease and Ikanos Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Ikanos California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Ikanos California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Ikanos Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Ikanos California in the same manner as if Ikanos Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1    Certificate of Incorporation.    The Certificate of Incorporation of Ikanos Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2    Bylaws.    The Bylaws of Ikanos Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.3    Directors and Officers.    The directors and officers of Ikanos California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

        3.1    Ikanos California Common Stock.    Upon the Effective Date of the Merger, each share of Ikanos California Common Stock, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

        3.2    Ikanos California Preferred Stock.

          (a)   Upon the Effective Date of the Merger, each share of Series A Preferred Stock of Ikanos California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares (the "Series A Conversion Rate") of Ikanos California Common Stock as set forth in the Ikanos California Amended and Restated Articles of Incorporation, (the "Restated Articles of Incorporation"), shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series A Preferred Stock of the Surviving Corporation, $0.001 par value, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation which are identical to the rights, preferences, and privileges of shares of the Series A Preferred Stock of Ikanos California immediately before the Merger, which share of Preferred Stock shall be convertible into a number of shares of the Surviving Corporation's Common Stock, $0.001 par value equal to the Series A Conversion Rate, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

          (b)   Upon the Effective Date of the Merger, each share of Series B Preferred Stock of Ikanos California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares (the "Series B Conversion Rate") of Ikanos California Common Stock as set forth in the Ikanos California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series B Preferred Stock of the Surviving Corporation, $0.001 par value, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation which are identical to the rights, preferences, and privileges of shares of the Series B Preferred Stock of Ikanos California immediately before the Merger, which share of Preferred Stock shall be convertible into a number of shares of the Surviving Corporation's Common Stock, $0.001 par value equal to the Series B Conversion Rate, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

          (c)   Upon the Effective Date of the Merger, each share of Series C Preferred Stock of Ikanos California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares (the "Series C Conversion Rate") of Ikanos California Common Stock as set forth in the Ikanos California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series C Preferred Stock of the Surviving Corporation, $0.001 par value, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation which are identical to the rights, preferences, and privileges of shares of the Series C Preferred Stock of Ikanos California immediately before the Merger, which share of Preferred Stock shall be convertible into a number of shares of the Surviving Corporation's Common Stock, $0.001 par value equal to the Series C Conversion Rate, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

          (d)   Upon the Effective Date of the Merger, each share of Series D Preferred Stock of Ikanos California, no par value, issued and outstanding immediately prior to the Merger, if any, which shares are convertible into such number of shares (the "Series D Conversion Rate") of Ikanos California Common Stock, as set forth in the Ikanos California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series D Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation which are identical to the rights, preferences, and privileges of shares of the Series D Preferred Stock of Ikanos California immediately before the Merger, which share of Preferred Stock shall be convertible into a number of shares of the Surviving Corporation's Common Stock, $0.001 par value, equal to the Series D Conversion Rate, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

          (e)   Upon the Effective Date of the Merger, each share of Series E Preferred Stock of Ikanos California, no par value, issued and outstanding immediately prior to the Merger, if any, which shares are convertible into such number of shares (the "Series E Conversion Rate") of Ikanos California Common Stock, as set forth in the Ikanos California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one fully paid and nonassessable share of Series E Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation which are identical to the rights, preferences, and privileges of shares of the Series E Preferred Stock of Ikanos California immediately before the Merger, which share of Preferred Stock shall be convertible into a number of shares of the Surviving Corporation's Common Stock, $0.001 par value, equal to the Series E Conversion Rate, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

        3.3    Ikanos California Options, Warrants, Stock Purchase Rights and Convertible Securities.

          (a)   Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Ikanos California under, and continue, the 1999 Stock Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan (collectively, the "'Ikanos California Stock Plans") and all other employee benefit plans of Ikanos California. Each outstanding and unexercised option, warrant, other right to purchase, or security convertible into, Ikanos California Common Stock or Ikanos California Preferred Stock (a "Right") shall become an option, warrant, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of Ikanos California Common Stock or Preferred Stock, as the case may be, issuable pursuant to any such Right (with the series of the shares of the Surviving Corporation's Preferred Stock corresponding to the series of Ikanos California Preferred Stock replaced), on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Ikanos California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to outstanding shares of Ikanos California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraphs 3.1, and 3.2 respectively, hereof.

          (b)   A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to the number of shares of Ikanos California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

        Notwithstanding the foregoing, with respect to options issued under the "Ikanos California Stock Plans that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

        3.4    Ikanos Delaware Common Stock.    Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Ikanos Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Ikanos Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

        3.5    Exchange of Certificates.    After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Ikanos California Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may, at such shareholder's option, surrender the same for cancellation to Wilson Sonsini Goodrich & Rosati, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, into which such holders' shares of Ikanos California Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Ikanos California Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into which such shares of Ikanos California's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Ikanos California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

        If any certificate for shares of Ikanos Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Ikanos Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Ikanos Delaware that such tax has been paid or is not payable.

IV. GENERAL

        4.1    Covenants of Ikanos Delaware.    Ikanos Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a)   Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b)   File any and all documents with the California Franchise Tax Board necessary for the assumption by Ikanos Delaware of all of the franchise tax liabilities of Ikanos California.

          (c)   Take such other actions as may be required by the California General Corporation Law.

        4.2    Further Assurances.    From time to time, as and when required by Ikanos Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Ikanos California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Ikanos Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ikanos California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Ikanos Delaware are fully authorized in the name and on behalf of Ikanos California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3    Abandonment.    At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Ikanos California or of Ikanos Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Ikanos California or by the sole stockholder of Ikanos Delaware, or by both.

        4.4    Amendment.    The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

        4.5    Registered Office.    The registered office of the Surviving Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

        4.6    Agreement.    Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 47669 Fremont Blvd., Fremont, CA 94538, and copies thereof will be furnished to any stockholder of either Constituent Corporation upon request and without cost.

        4.7    Governing Law.    This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

[Signature Page Follows]

        IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Ikanos Delaware and Ikanos California is hereby executed on behalf of each of such two corporations by their respective officers thereunto duly authorized.

IKANOS COMMUNICATIONS a California corporation
By:
By:

IKANOS COMMUNICATIONS, INC. a Delaware corporation
By:
By:

(Signature Page to Agreement and Plan of Merger)

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  Exhibit 2.1
AGREEMENT AND PLAN OF MERGER OF IKANOS COMMUNICATIONS, INC. A DELAWARE CORPORATION AND IKANOS COMMUNICATIONS A CALIFORNIA CORPORATION
R E C I T A L S
I. MERGER
II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
III. MANNER OF CONVERSION OF STOCK
IV. GENERAL